EXHIBIT 3.(i).3

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       Filed By: (After Issuance of Stock)

                     American Recreational Enterprises, Inc.
                               Name of Corporation

     We the undersigned, Jorge Elias, President and Secretary, of American Recreational Enterprises, Inc.

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on December 4, 2003, adopted a resolution to amend the original articles as follows:

Article 1. is hereby amended to read as follows:

1. The name of this Corporation is:  Bidville, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 25,360,007; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.




/s/ Jorge Elias
-------------------------
Jorge Elias, President


/s/ Jorge Elias
-------------------------
Jorge Elias, Secretary


State of Florida             )
                             ) SS.
County of Miami-Dade         )

On December 4, 2003, personally appeared before me, a Notary Public, Jorge Elias, who acknowledged that he executed the above instrument.


/s/ Andrea S. Lisi
-------------------------
Signature of Notary
(Notary Stamp or Seal)